Exhibit 99.1

McEwen Copper: Los Azules Progress Report #2

TORONTO, May 4, 2022 - McEwen Copper Inc., a subsidiary of McEwen Mining Inc. (NYSE: MUX) (TSX: MUX), is pleased to provide a progress report on recent successes and future work planned at the Los Azules copper project in San Juan, Argentina.

Timing is everything and now appears to be a time for copper to shine. According to Goldman Sachs’ (GS) research1, copper is the new oil. A growth sector with supply constraints, GS forecasts that copper has only two years of supply growth left, 2022 and 2023, and an open-ended supply decline starting from 2024. They see copper playing a big, critical role as an essential component in the global push to electrify transportation and to contain/reverse global warming. They are not alone in thinking about copper this way. McKinsey’s research2 is estimating that by 2030 copper demand will be outstripping supply by five to eight million tons per year.

Executive Summary

An Attractive Copper Development Story

As you have seen above, Los Azules compares very well to many other copper development stories, given its size, life, location and economics.

Designing for Positive Impact

Working to create a net positive impact on the world over the life of the project - McLennan Design, architects at the forefront of the green sustainable buildings movement, are assisting our team in designing systems and selecting innovative technologies and approaches for making our project regenerative. http://mclennan-design.com

Los Azules Is No Longer Remote!

The critical issue of road access to the site has been resolved! We have developed a second road at a lower altitude that will allow us year-round access to the site. Our access will be extended, making it safer, less expensive and faster to advance and complete our fieldwork.

Drilling Confirming Size and Grade

Additional drilling is confirming the mineralization size and grade compared to historic intercepts used to estimate the 2017 PEA mineral resource estimate. To date, the results from core logging and sample analysis are very encouraging. In many holes, drilling was allowed to continue beyond the planned length where visible copper mineralization was observed. Often, primary mineralization in the hole was still apparent when drilling was stopped due to drill equipment limitations. Hole AZ22142 intersected 419.1 meters of 0.79% copper including an interval 104.0 m of 1.00% copper in the supergene enriched zone and 46 m of 1.59% copper in the primary copper zone. Importantly, our updated geological model will reflect the sub-vertical structures and rock types that are thought to be key features controlling the distribution of mineralization. This points directly to the potential for significant mineralization to be discovered with additional drilling to depth.

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Link to Table of Drilling Results for January to April 2022 at Los Azules: https://mcewenmining.com/files/doc_news/archive/2022/20220500_copper/20220500_LA_results.xlsx

Community Engagement

Our sustainability efforts are currently focused on systems relating to local procurement and employment, environment, health, education, training and security. We employ a local workforce and invest in projects such as the construction of medical outposts, sponsoring education, and installing low-energy street lighting.

Bigger & Better

Whittle Consulting’s Enterprise Optimization work, which will be outlined in our forthcoming updated PEA expected in Q1 2023, suggests that both the size and value of the Los Azules project have the potential to be significantly larger than was described in the 2017 PEA. Their analysis has provided important focus and direction for the detailed work underway, including guidance for drilling programs, metallurgical test work and trade-off studies for mining, processing and infrastructure.

Link to Whittle Consulting:

https://www.whittleconsulting.com.au

Link to the Whittle Enterprise Optimization Methodology: https://mcewenmining.com/files/doc_news/archive/2022/20220500_copper/20220500_whittle_methodology.pdf

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PEA to be Updated – 2017 Highlights

The Preliminary Economic Assessment (PEA) base case assumed a $3/lb copper price, and the economics were robust. Today copper is above $4/lb. Summary results of the 2017 PEA available on the Company’s website:

Avg. annual production 1st 13 years	415 Million lbs Cu @ $1.14/ lb cash cost
Mine life	36 years
Initial capex	$2.4 Billion
Base case Cu price	$3.00/ lb
Payback	3.6 years
After-tax IRR	20.1%
After-tax NPV(8%)	$2.2 Billion

Timetable of Planned Events

Private placement financing – 2022

Updated Preliminary Economic Assessment (PEA) - Q1 2023

Initial public offering (IPO) – post updated PEA

Prefeasibility Study (PFS) – H1 2024

One of our key goals is to improve the perception, and reality, of mining by employing innovative solutions to reduce our environmental impact, such as reducing our carbon footprint.

1 https://www.goldmansachs.com/insights/podcasts/episodes/05-18-2021-nick-snowdon.html

2 https://www.mckinsey.com/industries/metals-and-mining/our-insights/the-raw-materials-challenge-how-the-metals-and-mining-sector-will-be-at-the-core-of-enabling-the-energy-transition

TECHNICAL INFORMATION

The technical content of this news release has been reviewed and approved by Stephen McGibbon, P.Geo, SVP Exploration of McEwen Mining and a Qualified Person as defined by NI 43-101.

All samples were collected in accordance with generally accepted industry standards. Drill core samples usually taken at 2m intervals are split and submitted to Alex Stewart International laboratory in Mendoza, Argentina for the following assays: gold determination using fire assay fusion and an atomic absorption spectroscopy finish (Au4-30); a 39 multi-element suite using ICP-OES analysis (ICP-AR 39); copper content was determined using a sequential copper analysis (Cu-Sequential). An additional 19-element analysis (ICP-ORE) was performed for samples with high sulfide content.

The Company carries out a Quality Assurance / Quality Control program consistent with NI 43-101 and industry best practices utilising a combination of standards and blanks approximately one in every 25 samples. Results are monitored as the final certificates are received and any re-assay requests are sent back immediately. Pulp and prep duplicate sample analyses are also taken as part of the QAQC process. Approximately 5% of sample pulps are sent to a secondary laboratory for check assays. In addition, the assay lab performs its own internal QAQC checks with results available in the certificates for review by the Company.

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CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, effects of the COVID-19 pandemic, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to the calculation of mineral resources and reserves, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by the management of McEwen Mining Inc.

ABOUT MCEWEN MINING

McEwen Mining is a diversified gold and silver producer and explorer focused in the Americas with operating mines in Nevada, Canada, and Argentina. It also has a large exposure to copper through its subsidiary McEwen Copper, owner of the Los Azules copper deposit in Argentina.

CONTACT INFORMATION:
Investor Relations: (866)-441-0690 Toll-Free (647)-258-0395 Mihaela Iancu ext. 320 info@mcewenmining.com

Website: www.mcewenmining.com

Facebook: facebook.com/mcewenmining

Facebook: facebook.com/mcewenrob

Twitter: twitter.com/mcewenmining

Twitter: twitter.com/robmcewenmux

Instagram: instagram.com/mcewenmining

150 King Street West Suite 2800, P.O. Box 24 Toronto, ON, Canada M5H 1J9

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